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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (No. 33-92824, 333-65361, 333-65359 and 333-65363) each on Form S-8 of Franklin
Financial Corporation of our report dated March 13, 1997, relating to the consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, which report appears in the Annual Report on Form 10-KSB of Franklin Financial Corporation for the year ended December 31, 1998.

/s/ Heathcott & Mullaly, P.C.
Brentwood, Tennessee

March  25, 1999